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                                                                    EXHIBIT 23.5

[LETTERHEAD OF GANIM, MEDER, CHILDERS & HOERING, P.C. APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, dated September 15, 1998, on the financial statements of Tom Allen Construction Company included in the Quanta Services, Inc. Current Report on Form 8-K filed on June 17, 1999 and to all references to our Firm included in this registration statement.

                                /s/ Ganim, Meder, Childers & Hoering, P.C.
                                --------------------------------------------
                                GANIM, MEDER, CHILDERS & HOERING, P.C.

Belleville, Illinois
June 21, 1999